UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):       November 8, 2007 (November 7, 2007)
AirNet Systems, Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-13025	31-1458309

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7250 Star Check Drive, Columbus, Ohio 43217

(Address of principal executive offices) (Zip Code)
(614) 409-4900

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 27, 2007, AirNet Systems, Inc. (the “Company”) filed a Current Report on Form 8-K (the “September 27, 2007 Form 8-K”) disclosing that Thomas J. Kiernan and Robert H. Milbourne had been appointed to the Company’s Board of Directors (the “Board”) by the Board on September 25, 2007, upon the recommendation of the Nominating and Corporate Governance Committee. Committee assignments for Messrs. Kiernan and Milbourne had not been determined as of the filing of the September 27, 2007 Form 8-K. This Form 8-K/A amends the September 27, 2007 Form 8-K to disclose that on November 7, 2007, upon the recommendation of the Nominating and Corporate Governance Committee, the Company’s Board appointed Mr. Kiernan to serve on the Compensation Committee of the Board and appointed Mr. Milbourne to serve on the Audit Committee of the Board.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRNET SYSTEMS, INC.
Dated: November 8, 2007	By:	/s/ Ray L. Druseikis
Ray L. Druseikis
Vice President of Finance and Controller; Interim Chief Financial Officer, Treasurer and Secretary